Exhibit 10.2
AMENDMENT NO. 1 TO TRANSITION SERVICES AGREEMENT

This AMENDMENT NO. 1 TO TRANSITION SERVICES AGREEMENT (this “Amendment”), dated as of July 10, 2026 (the “Amendment Date”), is between CLEH, Inc., a Delaware corporation (“Company”), and Enviri Corporation (f/k/a Enviri II Corporation), a Delaware corporation (“Provider”).

WHEREAS, Enviri Corporation, Company, Enviri LLC, Veolia Environnement S.A. (“Buyer”) and Liberty Merger Sub Inc. (“Merger Sub”) entered into that certain Agreement and Plan of Merger, dated as of November 20, 2025 (the “Merger Agreement”), pursuant to which Merger Sub was merged with and into Company, with Company continuing as the surviving corporation and wholly owned Subsidiary of Buyer;

WHEREAS, pursuant to the Merger Agreement, Company and Provider entered into that certain Transition Services Agreement, dated as of June 1, 2026 (the “Transition Services Agreement”); and

WHEREAS, Company has requested that Provider provide additional services under the Transition Services Agreement, and Provider has agreed to provide those new services, subject to the terms of this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, Company and Provider hereby agree to amend the Transition Services Agreement as follows:

1.    Defined Terms. Capitalized terms used in this Amendment that are not otherwise defined herein have their respective meanings set forth in the Transition Services Agreement. All references to the Transition Services Agreement or sections therein shall mean the Transition Services Agreement as amended by this Amendment.
2.    Amendments to the Transition Services Agreement.
2.1    Each of Service Item #1.4, #1.11, #3.1(A), #3.1(B), and #4.4, is hereby amended, deleted, and/or added (as applicable) as set forth on Schedule A hereto.
2.2    With respect to Services 3.7 and 3.8, Company acknowledges, on behalf of itself and its Affiliates (including Buyer), that (a) such Services are not subject to the Services Standard; (b) Provider is only providing processing services, which are being provided entirely at the direction of Company, without any independent investigation or verification by Provider or its Affiliates, and Provider is entitled to rely upon the accuracy and completeness of those directions and any information provided in connection therewith; (c) Provider is not assuming any responsibility for analysis or decision-making with respect to Company’s positions taken on data supplied related to earnings and deductions or any other components of the Share Offering; and (d) Provider has no responsibility to ensure that computations or deductions comply with Law. Despite anything to the contrary in Sections 6.1 and 6.2 of the Transition Services Agreement, (i) Company shall indemnify, defend and hold harmless the Provider Parties against any and all Losses incurred by any of them relating to Services 3.7 and 3.8, whether arising in contract, statute, tort (including, without limitation, negligence) or otherwise that are brought by any Person, except to have resulted from Provider’s fraud or intentional misconduct (it being agreed that providing such Services as contemplated herein or as otherwise directed by Company or its Affiliates is not fraud or intentional misconduct, even if determined to be as such by a Governmental Authority (the “Fraud Exception”)), and (ii) except to have resulted from Provider’s fraud or intentional misconduct (subject to the Fraud Exception), (A) Provider’s sole liability with respect to any failure to perform or nonconformance of such Services will be to correct such non-conformance or reperform such Service at no additional cost to Company, and (B) Company hereby releases Provider and its Affiliates from any claims concerning such Services, including any claims for indemnification under Section 6.1(a).
3.    Expenses. Company shall reimburse Provider for all third-party costs and expenses incurred by Provider and its Affiliates in connection with negotiating and entering into this Amendment, including all legal fees. Company shall pay all such amounts within ten days following receipt of an invoice therefor, without any setoff, deduction or counterclaim. Any amounts not paid when due will be subject to a late charge as set forth in Section 4.2 of the Transition Services Agreement.
4.    Miscellaneous. The provisions of Article 7 of the Transition Services Agreement are incorporated by reference into this Amendment mutatis mutandis. Except as provided in this Amendment, all other terms and conditions of the Transition Services Agreement remain in full force and effect. To the extent of any conflict between the terms of this Amendment and those of the Transition Services Agreement as in effect immediately prior to the Amendment Date, the terms of this Amendment control.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

CLEH, INC.

By:
Name:
Title:

ENVIRI CORPORATION
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSITION SERVICES AGREEMENT]

SCHEDULE A

AMENDED SERVICES